Exhibit 99.1

Veritex Holdings, Inc. Reports Fourth Quarter and Year-End 2020 Operating Results

Dallas, TX — January 26, 2021 —Veritex Holdings, Inc. (“Veritex” or the “Company”) (Nasdaq: VBTX), the holding company for Veritex Community Bank, today announced the results for the fourth quarter and full year of 2020. Net income for the quarter ended December 31, 2020 totaled $22.8 million, or $0.46 diluted earnings per share ("EPS"), compared to $22.9 million, or $0.46 diluted EPS, for the quarter ended September 30, 2020 and $29.1 million, or $0.56 diluted EPS, for the quarter ended December 31, 2019. Operating earnings for the quarter ended December 31, 2020 totaled $29.7 million, or $0.60 diluted operating EPS1, compared to $22.9 million, or $0.46 diluted operating EPS1, for the quarter ended September 30, 2020 and $30.3 million, or $0.58 diluted operating EPS1, for the quarter ended December 31, 2019.
“2020 certainly proved to be a very challenging year given the economic disruption from the pandemic. Yet through it all, the team executed well and delivered strong results,” said C Malcolm Holland, III, the Company’s Chairman and Chief Executive Officer. The 4th quarter reflects continued loan growth, strong deposit results, higher capital levels and continued strong pre-tax, pre-provision operating earnings. Our business momentum and loan pipelines are the strongest we have seen since 2019. This momentum is supported by the recovering economy, the strength of the Texas economy and our significant investment during 2020 in new team members to support our continued success.”

Fourth Quarter and 2020 Highlights:
•Net income of $22.8 million, or $0.46 diluted EPS, compared to $22.9 million, or $0.46 diluted EPS, for the quarter ended September 30, 2020 and $29.1 million, or $0.56 diluted EPS, for the quarter ended December 31, 2019. Net income of $73.9 million, or $1.48 diluted EPS, for the year ended December 31, 2020 compared to $90.7 million, or $1.68 diluted EPS, for the year ended December 31, 2019;
•Pre-tax, pre-provision operating earnings1 totaled $38.4 million, compared to $39.3 million for the quarter ended September 30, 2020 and $42.1 million for the quarter ended December 31, 2019;
•Total loans held for investment, excluding Paycheck Protection Program ("PPP") loans, grew $91.3 million, from the third quarter of 2020, or 5.8% annualized. Total loans held for investment, excluding PPP loans, grew $504.3 million, or 8.5%, year over year;
•Total deposits grew $290.3 million for the fourth quarter of 2020, or 18.7% annualized, with the average cost of total deposits decreasing to 0.38% for the three months ended December 31, 2020 from 0.46% for the three months ended September 30, 2020. Total deposits grew $618.5 million, or 10.5%, year over year;
•Return on average tangible common equity1 of 12.84% and operating return on average tangible common equity1 of 16.44% for the three months ended December 31, 2020;
•Repurchased 347,428 shares of outstanding common stock under the stock buyback program during the three months ended December 31, 2020 at an average price of $22.90. Since inception, the Company has repurchased 11.1% of issued common stock under the stock buyback program;
•Declared quarterly cash dividend of $0.17 payable on February 18, 2021.

Financial Highlights	QTD		YTD
	Q4 2020	Q3 2020	Q4 2020	Q4 2019
	(Dollars in thousands) (unaudited)
GAAP
Net income	$22,801	$22,920	$73,883	$90,739
Diluted EPS	0.46	0.46	1.48	1.68
Book value per common share	24.39	23.87	24.39	23.32
Return on average assets[2]	1.04%	1.06%	0.87%	1.14%
Efficiency ratio	62.52	48.12	50.90	56.41
Return on average tangible common equity	12.84	13.27	12.84	13.27
Non-GAAP[1]
Operating earnings	$29,730	$22,928	$77,980	$123,836
Diluted operating EPS	0.60	0.46	1.56	2.29
Tangible book value per common share	15.70	15.19	15.70	14.73
Pre-tax, pre-provision operating earnings	38,407	39,265	162,447	178,186
Pre-tax, pre-provision operating return on average assets[2]	1.75%	1.82%	1.91%	2.24%
Operating return on average assets[2]	1.35	1.06	0.91	1.56
Operating efficiency ratio	49.49	48.11	47.69	43.80
Operating return on average tangible common equity	16.44	13.27	11.72	17.39
1 Refer to the section titled "Reconciliation of Non-GAAP Financial Measures" for a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures.
2 Annualized ratio.

Result of Operations for the Three Months Ended December 31, 2020

Net Interest Income

For the three months ended December 31, 2020, net interest income before provision for loan losses was $66.8 million and net interest margin was 3.29% compared to $65.9 million and 3.32%, respectively, for the three months ended September 30, 2020. The $896 thousand increase in net interest income was primarily due to a $951 thousand increase in interest income on loans driven by an increase in average balances. Net interest margin decreased 3 basis points from the three months ended September 30, 2020, primarily due to a 1 basis point decrease in yields earned on loan balances. As a result, the average cost of interest-bearing deposits decreased to 0.55% for the three months ended December 31, 2020 from 0.67% for the three months ended September 30, 2020.
Net interest income before provision for loan losses decreased by $3.1 million from $69.9 million to $66.8 million and net interest margin decreased 52 basis points from 3.81% to 3.29% for the three months ended December 31, 2020 as compared to the same period in 2019. The decrease in net interest income before provision for loan losses was primarily due to a $15.5 million decrease in interest income on loans, excluding MW and PPP, partially offset by a $6.1 million and $5.5 million decrease in interest expenses on transaction and savings deposits and certificates and other time deposits, respectively, during the three months ended December 31, 2020 compared to the three months ended December 31, 2019. Net interest margin decreased 52 basis points compared to the three months ended December 31, 2019 primarily due to a decrease in yields earned on loan balances, partially offset by decreases in the average rate paid on interest-bearing demand and savings deposits and certificates and other time deposits for the three months ended December 31, 2020. As a result, the average cost of interest-bearing deposits decreased to 0.55% for the three months ended December 31, 2020 from 1.59% for the three months ended December 31, 2019.

Noninterest Income
Noninterest income for the three months ended December 31, 2020 was $9.0 million, a decrease of $783 thousand, or 8.0% compared to the three months ended September 30, 2020. The decrease in noninterest income is primarily due to a $1.8 million decrease in government guaranteed loan income, net, and a $1.1 million decrease in loan fees. This is partially offset by a $841 thousand increase in service fees and a $830 thousand net increase in derivative income.
Compared to the three months ended December 31, 2019, noninterest income for the three months ended December 31, 2020 grew $1.9 million or 26.4%. The increase was primarily due to a $1.1 million increase in derivative income and a $771 thousand increase in gain on sale of other real estate owned.

Noninterest Expense
Noninterest expense was $47.4 million for the three months ended December 31, 2020, compared to $36.4 million and $36.3 million for the three months ended September 30, 2020 and December 31, 2019, respectively. The increase was primarily driven by a $9.7 million increase in debt extinguishment costs on Federal Home Loan Bank ("FHLB") advances that were pre-paid in the fourth quarter of 2020 with no corresponding FHLB advance prepayments during the three months ended September 30, 2020 or December 31, 2019.

Financial Condition
Total loans were $6.8 billion at December 31, 2020, an increase of $51.4 million, or 3.04% annualized, compared to September 30, 2020 and an increase of $869.6 million, or 14.65%, compared to December 31, 2019. These increases were the result of the continued execution and success of our loan growth strategy.
Total deposits were $6.5 billion at December 31, 2020, an increase of $290.3 million, or 18.7% annualized, compared to September 30, 2020 and an increase of $618.5 million, or 10.49%, compared to December 31, 2019. The increase from September 30, 2020 was primarily the result of an increase of $176.4 million in non-interest bearing demand deposits and an increase of $136.5 million in interest-bearing transaction and savings deposits accounts. The increase from December 31, 2019 was primarily the result of an increase of $540.6 million in non-interest bearing demand deposits and an increase of $303.5 million in interest-bearing transaction and savings deposits accounts, partially offset by a decrease of $225.6 million in certificates and other time deposits.

Asset Quality
Nonperforming assets totaled $87.6 million, or 0.99% of total assets, at December 31, 2020, compared to $96.4 million, or 1.11% of total assets, at September 30, 2020. The Company had net charge-offs of $16.5 million for the quarter, which is primarily the result of one lending relationship.
The Company recorded no provision for credit losses for the three months ended December 31, 2020, compared to $8.7 million and $3.5 million for the three months ended September 30, 2020 and December 31, 2019, respectively. The decrease in the recorded provision for credit losses for the three months ended December 31, 2020, compared to the three months ended September 30, 2020, was primarily attributable to improvement in the Texas economic forecasts used in the Current Expected Credit Losses (“CECL”) model in the fourth quarter of 2020 to reflect the expected impact of the COVID-19 pandemic as of December 31, 2020, as compared to our Texas economic forecasts and expected impact of the COVID-19 pandemic as of September 30, 2020. In the fourth quarter of 2020, we recorded a $902 thousand provision for unfunded commitments which was attributable to higher unfunded balances compared to a $1.4 million provision for unfunded commitments recorded for the three months ended September 30, 2020. Allowance for credit losses ("ACL") as a percentage of loans held for investment ("LHI"), excluding mortgage warehouse and PPP loans, was 1.80%, 2.10% and 0.50% at December 31, 2020, September 30, 2020 and December 31, 2019, respectively.

Income Tax

Income tax expense for the three months ended December 31, 2020 totaled $4.7 million, a decrease of $1.5 million, or 24.1%, compared to the three months ended September 30, 2020. The Company’s effective tax rate was approximately 17.1% and 21.3% for the three months ended December 31, 2020 and the three months ended September 30, 2020, respectively. The change in the effective tax rate from the three months ended September 30, 2020 was primarily due to the reversal of acquired deferred tax liabilities resulting in a tax benefit of $1.2 million offset by tax expense of $550 thousand for setting up an uncertain tax position liability for state nexus tax exposure for the three months ended December 31, 2020.

Dividend Information
On January 26, 2021, Veritex's Board of Directors declared a quarterly cash dividend of $0.17 per share on its outstanding shares of common stock. The dividend will be paid on or after February 18, 2021 to stockholders of record as of the close of business on February 4, 2021.
Non-GAAP Financial Measures
Veritex’s management uses certain non-GAAP (U.S. generally accepted accounting principles) financial measures to evaluate its operating performance and provide information that is important to investors. However, non-GAAP financial measures are supplemental and should be viewed in addition to, and not as an alternative for, Veritex’s reported results prepared in accordance with GAAP. Specifically, Veritex reviews and reports tangible book value per common share, operating earnings, tangible common equity to tangible assets, return on average tangible common equity, pre-tax, pre-provision operating earnings, pre-tax, pre-provision operating return on average assets, diluted operating earnings per share, operating return on average assets, operating return on average tangible common equity and operating efficiency ratio. Veritex has included in this earnings release information related to these non-GAAP financial measures for the applicable periods presented. Please refer to “Reconciliation of Non-GAAP Financial Measures” after the financial highlights at the end of this earnings release for a reconciliation of these non-GAAP financial measures.
Conference Call
The Company will host an investor conference call to review the results on Wednesday, January 27, 2021 at 8:30 a.m. Central Time. Participants may pre-register for the call by visiting https://edge.media-server.com/mmc/p/pkxdjtjuzz and will receive a unique PIN number, which can be used when dialing in for the call. This will allow attendees to enter the call immediately. Alternatively, participants may call toll-free at (877) 703-9880.

The call and corresponding presentation slides will be webcast live on the home page of the Company's website, www.veritexbank.com. An audio replay will be available one hour after the conclusion of the call at (855) 859-2056, Conference #4893521. This replay, as well as the webcast, will be available until February 3, 2021.

About Veritex Holdings, Inc.
Headquartered in Dallas, Texas, Veritex is a bank holding company that conducts banking activities through its wholly-owned subsidiary, Veritex Community Bank, with locations throughout the Dallas-Fort Worth metroplex and in the Houston metropolitan area. Veritex Community Bank is a Texas state chartered bank regulated by the Texas Department of Banking and the Board of Governors of the Federal Reserve System. For more information, visit www.veritexbank.com.

Media Contact:
LaVonda Renfro
972-349-6200
lrenfro@veritexbank.com

Investor Relations:
Susan Caudle
972-349-6132
scaudle@veritexbank.com
Forward-Looking Statements
This earnings release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on various facts and derived utilizing assumptions, current expectations, estimates and projections and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include, without limitation, statements relating to the expected payment date of Veritex’s quarterly cash dividend, the impact of certain changes in Veritex’s accounting policies, standards and interpretations, the effects of the COVID-19 pandemic and actions taken in response thereto, Veritex’s future financial performance, business and growth strategy, projected plans and objectives, as well as other projections based on macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact broader economic and industry trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Veritex’s Annual Report on Form 10-K for the year ended December 31, 2019 and any updates to those risk factors set forth in Veritex’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. If one or more events related to these or other risks or uncertainties materialize, or if Veritex’s underlying assumptions prove to be incorrect, actual results may differ materially from what Veritex anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. Veritex does not undertake any obligation, and specifically declines any obligation, to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, expressed or implied, included in this earnings release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Veritex or persons acting on Veritex’s behalf may issue.

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Financial Highlights
(Unaudited)

	For the Quarter Ended					For the Year Ended
	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Dec 31, 2020	Dec 31, 2019
	(Dollars and shares in thousands)
Per Share Data (Common Stock):
Basic EPS	$0.46	$0.46	$0.48	$0.08	$0.56	$1.48	$1.71
Diluted EPS	0.46	0.46	0.48	0.08	0.56	1.48	1.68
Book value per common share	24.39	23.87	23.45	23.19	23.32	24.39	23.32
Tangible book value per common share[1]	15.70	15.19	14.71	14.39	14.73	15.70	14.73

Common Stock Data:
Shares outstanding at period end	49,340	49,650	49,633	49,557	51,064	49,340	51,064
Weighted average basic shares outstanding for the period	49,571	49.647	49.597	50.725	51,472	49,884	53,154
Weighted average diluted shares outstanding for the period	49,837	49,775	49,727	51,056	52,263	50,036	53,978

Summary of Credit Ratios:
ACL to total LHI, excluding mortgage warehouse and PPP loans	1.80%	2.10%	2.01%	1.73%	0.50%	1.80%	0.50%
Nonperforming assets to total assets	0.99	1.11	0.62	0.60	0.50	0.99	0.50
Net charge-offs to average loans outstanding	0.28	0.04	0.03	—	—	0.36	0.19

Summary Performance Ratios:
Return on average assets[2]	1.04%	1.06%	1.11%	0.20%	1.43%	0.87%	1.14%
Return on average equity[2]	7.58	7.74	8.36	1.41	9.63	6.34	7.57
Return on average tangible common equity[1,2]	12.84	13.27	14.49	3.27	16.22	11.16	13.02
Efficiency ratio	62.52	48.12	46.02	47.61	47.12	50.90	56.41

Selected Performance Metrics - Operating:
Diluted operating EPS[1]	$0.60	$0.46	$0.43	$0.08	$0.58	$1.56	$2.29
Pre-tax, pre-provision operating return on average assets[1,2]	1.75%	1.82%	2.11%	1.94%	2.07%	1.91%	2.24%
Operating return on average assets[1,2]	1.35	1.06	0.98	0.20	1.49	0.91	1.56
Operating return on average tangible common equity[1,2]	16.44	13.27	12.90	3.27	16.87	11.72	17.39
Operating efficiency ratio[1]	49.49	48.11	45.74	47.61	45.67	47.69	43.80

Veritex Holdings, Inc. Capital Ratios:
Tier 1 capital to average assets (leverage)	9.43	9.54	9.16	9.49	10.17	9.43	10.17
Common equity tier 1 capital	9.30	9.67	9.66	9.53	10.60	9.30	10.60
Tier 1 capital to risk-weighted assets	9.66	10.05	10.05	9.92	11.02	9.66	11.02
Total capital to risk-weighted assets	13.56	12.70	12.71	12.48	13.10	13.56	13.10
Tangible common equity to tangible assets[1]	9.23	9.12	8.96	8.81	10.01	9.23	10.01

1Refer to "Reconciliation of Non-GAAP Financial Measures" after the financial highlights for a reconciliation of this non-GAAP financial measure to its most directly comparable GAAP measure.
2Annualized ratio for quarterly metrics.

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Financial Highlights
(in thousands)

	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
ASSETS
Cash and cash equivalents	$230,825	$128,767	$160,306	$430,842	$251,550
Debt securities	1,055,201	1,091,440	1,112,061	1,117,804	997,330
Other investments	87,192	98,023	104,213	112,775	84,063

Loans held for sale	21,414	13,928	28,041	15,048	14,080
PPP loans, at fair value	358,042	405,465	398,949	—	—
Loans held for investment, mortgage warehouse ("MW")	577,594	544,845	441,992	371,161	183,628
Loans held for investment, excluding MW and PPP	5,847,862	5,789,293	5,726,873	5,853,735	5,737,577
Total loans	6,804,912	6,753,531	6,595,855	6,239,944	5,935,285
Allowance for credit losses	(105,084)	(121,591)	(115,365)	(100,983)	(29,834)
Bank-owned life insurance	82,855	82,366	81,876	81,395	80,915
Bank premises, furniture and equipment, net	115,063	115,794	115,560	116,056	118,536
Other real estate owned	2,337	5,796	7,716	7,720	5,995
Intangible assets, net	61,733	64,716	66,705	69,444	72,263
Goodwill	370,840	370,840	370,840	370,840	370,840
Other assets	114,997	112,693	88,091	85,787	67,994
Total assets	$8,820,871	$8,702,375	$8,587,858	$8,531,624	$7,954,937
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing deposits	$2,097,099	$1,920,715	$1,907,697	$1,549,260	$1,556,500
Interest-bearing transaction and savings deposits	2,958,456	2,821,945	2,714,149	2,536,865	2,654,972
Certificates and other time deposits	1,457,291	1,479,896	1,503,701	1,713,820	1,682,878
Total deposits	6,512,846	6,222,556	6,125,547	5,799,945	5,894,350
Accounts payable and other liabilities	59,263	66,096	64,625	56,339	37,427
Accrued interest payable	2,665	3,444	4,088	5,407	6,569
Advances from Federal Home Loan Bank	777,718	1,082,756	1,087,794	1,377,832	677,870
Subordinated debentures and subordinated notes	262,778	140,158	140,283	140,406	145,571
Securities sold under agreements to repurchase	2,225	2,028	1,772	2,426	2,353
Total liabilities	7,617,495	7,517,038	7,424,109	7,382,355	6,764,140
Commitments and contingencies
Stockholders’ equity:
Common stock	555	555	555	554	549
Additional paid-in capital	1,126,437	1,124,148	1,122,063	1,119,757	1,117,879
Retained earnings	172,232	157,639	143,277	127,812	147,911
Accumulated other comprehensive income	56,225	47,155	42,014	45,306	19,061
Treasury stock	(152,073)	(144,160)	(144,160)	(144,160)	(94,603)
Total stockholders’ equity	1,203,376	1,185,337	1,163,749	1,149,269	1,190,797
Total liabilities and stockholders’ equity	$8,820,871	$8,702,375	$8,587,858	$8,531,624	$7,954,937

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Financial Highlights
(in thousands, except per share data)

	For the Quarter Ended					For the Year Ended
	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Dec 31, 2020	Dec 31, 2019
Interest income:
Loans, including fees	$69,597	$68,685	$70,440	$77,861	$82,469	$286,583	$340,813
Investment securities	7,652	7,852	7,825	7,397	7,168	30,726	29,484
Deposits in financial institutions and Fed Funds sold	99	65	186	871	1,285	1,221	5,540
Other investments	752	827	891	850	820	3,320	2,949
Total interest income	78,100	77,429	79,342	86,979	91,742	321,850	378,786
Interest expense:
Transaction and savings deposits	2,105	2,105	2,471	6,552	8,203	13,233	40,355
Certificates and other time deposits	3,919	5,004	6,515	8,240	9,455	23,678	38,675
Advances from FHLB	2,222	2,707	2,801	2,879	2,661	10,609	9,984
Subordinated debentures and subordinated notes	3,088	1,743	1,798	1,903	1,559	8,532	4,675
Total interest expense	11,334	11,559	13,585	19,574	21,878	56,052	93,689
Net interest income	66,766	65,870	65,757	67,405	69,864	265,798	285,097
Provision for credit losses	—	8,692	16,172	31,776	3,493	56,640	21,514
Provision for unfunded commitments	902	1,447	2,799	3,881	—	9,029	—
Net interest income after provisions	65,864	55,731	46,786	31,748	66,371	200,129	263,583
Noninterest income:
Service charges and fees on deposit accounts	3,971	3,130	2,960	3,642	3,728	13,703	14,334
Loan fees	684	1,787	1,240	845	1,921	4,556	7,782
(Loss) gain on sales of investment securities	(256)	(8)	2,879	—	(438)	2,615	(1,852)
Gain on sales of mortgage loans held for sale	317	472	308	142	81	1,239	475
Government guaranteed loan income, net	448	2,257	11,006	439	560	14,150	4,709
Rental income	579	502	547	551	371	2,179	2,172
Other	3,269	1,655	2,350	1,628	909	8,902	2,460
Total noninterest income	9,012	9,795	21,290	7,247	7,132	47,344	30,080
Noninterest expense:
Salaries and employee benefits	20,011	20,553	20,019	18,870	18,917	79,453	72,791
Occupancy and equipment	4,116	3,980	3,994	4,273	4,198	16,363	16,385
Professional and regulatory fees	3,578	3,159	2,796	2,196	2,615	11,729	11,597
Data processing and software expense	2,238	2,452	2,434	2,089	1,880	9,213	8,365
Marketing	945	1,062	561	1,083	971	3,651	3,259
Amortization of intangibles	2,558	2,840	2,696	2,696	2,696	10,790	10,887
Telephone and communications	340	345	308	319	466	1,312	1,847
Merger and acquisition expense	—	—	—	—	918	—	38,960
COVID expenses	—	132	1,245	—	—	1,377	—
Debt extinguishment costs	9,746	—	1,561	—	—	11,307	—
Other	3,841	1,885	4,447	4,019	3,623	14,192	13,712
Total noninterest expense	47,373	36,408	40,061	35,545	36,284	159,387	177,803
Income before income tax expense	27,503	29,118	28,015	3,450	37,219	88,086	115,860
Income tax (benefit) expense	4,702	6,198	3,987	(684)	8,168	14,203	25,121
Net income	$22,801	$22,920	$24,028	$4,134	$29,051	$73,883	$90,739

Basic EPS	$0.46	$0.46	$0.48	$0.08	$0.56	$1.48	$1.71
Diluted EPS	$0.46	$0.46	$0.48	$0.08	$0.56	$1.48	$1.68
Weighted average basic shares outstanding	49,571	49,647	49,597	50,725	51,472	49,884	53,154
Weighted average diluted shares outstanding	49,837	49,775	49,727	51,056	52,263	50,036	53,978

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Financial Highlights
(Unaudited)

	For the Quarter Ended
	December 31, 2020			September 30, 2020			December 31, 2019
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
	(Dollars in thousands)
Assets
Interest-earning assets:
Loans[1]	$5,798,692	$65,259	4.48%	$5,753,859	$64,958	4.49%	$5,692,773	$80,779	5.63%
Loans held for investment, mortgage warehouse	446,027	3,355	2.99	358,248	2,705	3.00	191,132	1,690	3.51
PPP loans	390,509	983	1.00	407,112	1,022	1.00	—	—	—
Debt securities	1,076,031	7,652	2.83	1,101,469	7,852	2.84	1,004,342	7,168	2.83
Interest-earning deposits in other banks	258,687	99	0.15	175,201	65	0.15	312,530	1,285	1.63
Equity securities and other investments	95,706	752	3.13	103,948	827	3.17	71,791	820	4.53
Total interest-earning assets	8,065,652	78,100	3.85	7,899,837	77,429	3.90	7,272,568	91,742	5.00
Allowance for loan losses	(121,162)			(116,859)			(27,564)
Noninterest-earning assets	805,651			802,948			798,501
Total assets	$8,750,141			$8,585,926			$8,043,505

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand and savings deposits	$2,862,084	2,105	0.29%	$2,735,170	$2,105	0.31%	$2,621,163	8,203	1.24%
Certificates and other time deposits	1,467,250	3,919	1.06	1,459,046	5,004	1.36	1,789,544	9,455	2.10
Advances from FHLB	885,014	2,222	1.00	1,067,771	2,707	1.01	726,352	2,661	1.45
Subordinated debentures and subordinated notes	259,581	3,088	4.73	142,432	1,743	4.87	118,193	1,559	5.23
Total interest-bearing liabilities	5,473,929	11,334	0.82	5,404,419	11,559	0.85	5,255,252	21,878	1.65

Noninterest-bearing liabilities:
Noninterest-bearing deposits	2,011,995			1,937,921			1,540,406
Other liabilities	67,943			65,704			50,656
Total liabilities	7,553,867			7,408,044			6,846,314
Stockholders’ equity	1,196,274			1,177,882			1,197,191
Total liabilities and stockholders’ equity	$8,750,141			$8,585,926			$8,043,505

Net interest rate spread[2]			3.03%			3.05%			3.35%
Net interest income and margin[3]		$66,766	3.29%		$65,870	3.32%		$69,864	3.81%

1 Includes average outstanding balances of loans held for sale of $11,938, $15,404 and $8,525 for the three months ended December 31, 2020, September 30, 2020 and December 31, 2019, respectively, and average balances of loans held for investment, excluding mortgage warehouse and PPP loans.
2 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
3 Net interest margin is equal to net interest income divided by average interest-earning assets.

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Financial Highlights
(Unaudited)

	For the Year Ended December 31,
	2020			2019
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
	(Dollars in thousands)
Assets
Interest-earning assets:
Loans[1]	$5,770,228	$273,999	4.97%	$5,722,039	$334,025	5.93%
Loans held for investment, mortgage warehouse	318,657	9,672	3.04	162,325	6,788	4.28
PPP loans	290,851	2,912	1.00	—	—	—
Debt securities	1,083,633	30,726	2.84	977,621	29,484	3.02
Interest-earning deposits in other banks	276,970	1,221	0.44	259,866	5,540	2.13
Equity securities and other investments	100,556	3,320	3.30	60,308	2,949	4.89
Total interest-earning assets	7,840,895	321,850	4.10	7,182,159	378,786	5.27
Allowance for loan losses	(98,527)			(23,533)
Noninterest-earning assets	782,907			799,257
Total assets	$8,525,275			$7,957,883

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand and savings deposits	$2,726,462	13,233	0.49	$2,648,113	40,355	1.52
Certificates and other time deposits	1,550,995	23,678	1.53	1,997,090	38,675	1.94
Advances from FHLB	1,024,142	10,609	1.04	502,681	9,984	1.99
Subordinated debentures and subordinated notes	172,594	8,532	4.94	86,110	4,675	5.43
Total interest-bearing liabilities	5,474,193	56,052	1.02	5,233,994	93,689	1.79

Noninterest-bearing liabilities:
Noninterest-bearing deposits	1,825,806			1,480,207
Other liabilities	60,303			44,809
Total liabilities	7,360,302			6,759,010
Stockholders’ equity	1,164,973			1,198,873
Total liabilities and stockholders’ equity	$8,525,275			$7,957,883

Net interest rate spread[2]			3.08%			3.48%
Net interest income and margin[3]		$265,798	3.39%		$285,097	3.97%

1Includes average outstanding balances of loans held for sale of $15,315 and $8,762 for the twelve months ended December 31, 2020 and 2019, respectively, and average balances of loans held for investment, excluding mortgage warehouse and PPP loans.
2 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
3 Net interest margin is equal to net interest income divided by average interest-earning assets.

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Financial Highlights
(Unaudited)

Yield Trend

	For the Quarter Ended
	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019
Average yield on interest-earning assets:
Total loans[1]	4.48%	4.49%	4.68%	5.32%	5.63%
Loans held for investment, mortgage warehouse	2.99	3.00	3.01	3.28	3.51
PPP loans	1.00	1.00	1.00	—	—
Debt securities	2.83	2.84	2.82	2.86	2.83
Interest-bearing deposits in other banks	0.15	0.15	0.20	1.14	1.63
Equity securities and other investments	3.13	3.17	3.24	3.72	4.53
Total interest-earning assets	3.85%	3.90%	3.99%	4.74%	5.00%

Average rate on interest-bearing liabilities:
Interest-bearing demand and savings deposits	0.29%	0.31%	0.37%	1.00%	1.24%
Certificates and other time deposits	1.06	1.36	1.61	2.01	2.10
Advances from FHLB	1.00	1.01	0.93	1.23	1.45
Subordinated debentures and subordinated notes	4.73	4.87	5.07	5.27	5.23
Total interest-bearing liabilities	0.82%	0.85%	0.97%	1.47%	1.65%

Net interest rate spread[2]	3.03%	3.05%	3.02%	3.27%	3.35%
Net interest margin[3]	3.29%	3.32%	3.31%	3.67%	3.81%
1 Includes average outstanding balances of loans held for sale of $11,938, $15,404, $22,958, $10,995 and $8,525 for the three months ended December 31, 2020, September 30, 2020, June 30, 2020, March 31, 2020 and December 31, 2019, respectively, and average balances of loans held for investment, excluding mortgage warehouse and PPP loans.
2 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
3 Net interest margin is equal to net interest income divided by average interest-earning assets.

Supplemental Yield Trend

	For the Quarter Ended
	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019
Average cost of interest-bearing deposits	0.55%	0.67%	0.84%	1.39%	1.59%
Average costs of total deposits, including noninterest-bearing	0.38	0.46	0.59	1.02	1.18

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Financial Highlights
(Unaudited)

LHI and Deposit Portfolio Composition

	Dec 31, 2020		Sep 30, 2020		Jun 30, 2020		Mar 31, 2020		Dec 31, 2019
	(Dollars in thousands)
LHI[1]
Commercial	$1,559,546	26.7%	$1,623,249	28.0%	$1,555,300	27.2%	$1,777,603	30.4%	$1,712,838	29.9%
Real Estate:
Owner occupied commercial	717,472	12.3	734,939	12.7	769,952	13.4	723,839	12.4	706,782	12.3
Non-owner occupied commercial	1,904,132	32.5	1,817,013	31.4	1,847,480	32.3	1,828,386	31.2	1,784,201	31.1
Construction and land	693,030	11.8	623,496	10.8	599,510	10.5	566,470	9.7	629,374	11.0
Farmland	13,844	0.2	14,413	0.2	14,723	0.3	14,930	0.3	16,939	0.3
1-4 family residential	524,344	9.0	548,953	9.5	528,688	9.2	536,892	9.2	549,811	9.6
Multi-family residential	424,962	7.3	412,412	7.1	394,829	6.8	388,374	6.7	320,041	5.6
Consumer	13,000	0.2	14,127	0.2	14,932	0.3	15,771	0.3	17,457	0.3
Total LHI	$5,850,330	100%	$5,788,602	100%	$5,725,414	100%	$5,852,265	100%	$5,737,443	100%

Mortgage warehouse	577,594		544,845		441,992		371,161		183,628
PPP loans	358,042		405,465		398,949		—		—

Total LHI[1]	$6,785,966		$6,738,912		$6,566,355		$6,223,426		$5,921,071

Deposits
Noninterest-bearing	$2,097,099	32.2%	$1,920,715	30.9%	$1,907,697	31.1%	$1,549,260	26.7%	$1,556,500	26.4%
Interest-bearing transaction	453,110	7.0	450,739	7.2	343,640	5.6	306,641	5.3	388,877	6.6
Money market	2,398,526	36.8	2,267,191	36.4	2,272,520	37.1	2,143,874	37.0	2,180,017	37.0
Savings	106,820	1.6	104,015	1.7	97,989	1.6	86,350	1.5	86,078	1.5
Certificates and other time deposits	1,457,291	22.4	1,479,896	23.7	1,503,701	24.5	1,713,820	29.6	1,682,878	28.6
Total deposits	$6,512,846	100%	$6,222,556	100%	$6,125,547	100%	$5,799,945	100%	$5,894,350	100%

Loan to Deposit Ratio	104.2%		108.3%		107.2%		107.3%		100.5%
Loan to Deposit Ratio, excluding mortgage warehouse and PPP loans	89.8%		93.0%		93.5%		100.9%		97.3%

1 Total LHI does not include deferred fees of $2.5 million and $691 thousand at December 31, 2020 and September 30, 2020, respectively, deferred costs of $1.5 million, $1.5 million and $134 thousand at June 30, 2020, March 31, 2020 and December 31, 2019, respectively.

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Financial Highlights
(Unaudited)

Asset Quality

	For the Quarter Ended					For the Year Ended
	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Dec 31, 2020	Dec 31, 2019
	(Dollars in thousands)
Nonperforming Assets ("NPAs"):
Nonaccrual loans	$81,096	$88,877	$43,594	$38,836	$29,799	$81,096	$29,799
Accruing loans 90 or more days past due[1]	4,204	1,689	2,021	4,764	3,660	4,204	3,660
Total nonperforming loans held for investment ("NPLs")	85,300	90,566	45,615	43,600	33,459	85,300	33,459
Other real estate owned	2,337	5,796	7,716	7,720	5,995	2,337	5,995
Total NPAs	$87,637	$96,362	$53,331	$51,320	$39,454	$87,637	$39,454

Charge-offs:
Residential	$(18)	$—	$—	$—	$—	$(18)	$(157)
Owner occupied commercial real estate	—	(2,421)	—	—	—	(2,421)	—
Nonowner occupied commercial real estate	(2,865)	—	—	—	—	(2,865)	—
Commercial	(13,699)	(68)	(1,740)	—	—	(15,507)	(10,898)
Consumer	(26)	(11)	(57)	(68)	(48)	(162)	(265)
Total charge-offs	(16,608)	(2,500)	(1,797)	(68)	(48)	(20,973)	(11,320)

Recoveries:
Residential	49	7	—	1	5	57	67
Commercial	52	14	7	29	135	102	226
Consumer	—	13	—	274	6	287	92
Total recoveries	101	34	7	304	146	446	385

Net charge-offs	$(16,507)	$(2,466)	$(1,790)	$236	$98	$(20,527)	$(10,935)

CECL transition adjustment	$—	$—	$—	$39,137	$—	$39,137	$—

Allowance for credit losses ("ACL") at end of period	$105,084	$121,591	$115,365	$100,983	$29,834	$105,084	$29,834

Asset Quality Ratios:
NPAs to total assets	0.99%	1.11%	0.62%	0.60%	0.50%	0.99%	0.50%
NPLs to total LHI, excluding mortgage warehouse and PPP loans	1.46	1.56	0.80	0.75	0.57	1.46	0.57
ACL to total LHI, excluding mortgage warehouse and PPP loans	1.80	2.10	2.01	1.73	0.50	1.80	0.50
Net charge-offs to average loans outstanding	0.28	0.04	0.03	—	—	0.36	0.19

1 Accruing loans greater than 90 days past due exclude purchase credit deteriorated loans greater than 90 days past due that are accounted for on a pooled basis.

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

We identify certain financial measures discussed in this earnings release as being “non-GAAP financial measures.” In accordance with SEC rules, we classify a financial measure as being a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles as in effect from time to time in the United States (“GAAP”), in our statements of income, balance sheets or statements of cash flows. Non-GAAP financial measures do not include operating and other statistical measures or ratios calculated using exclusively either one or both of (i) financial measures calculated in accordance with GAAP and (ii) operating measures or other measures that are not non-GAAP financial measures.

The non-GAAP financial measures that we present in this earnings release should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures that we present in this earnings release may differ from that of other companies reporting measures with similar names. You should understand how such other financial institutions calculate their financial measures that appear to be similar or have similar names to the non-GAAP financial measures we have discussed in this earnings release when comparing such non-GAAP financial measures.

Tangible Book Value Per Common Share. Tangible book value per common share is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) tangible common equity as total stockholders’ equity less goodwill and core deposit intangibles, net of accumulated amortization; and (b) tangible book value per common share as tangible common equity (as described in clause (a)) divided by number of common shares outstanding. For tangible book value per common share, the most directly comparable financial measure calculated in accordance with GAAP is book value per common share.

We believe that this measure is important to many investors in the marketplace who are interested in changes from period to period in book value per common share exclusive of changes in core deposit intangibles. Goodwill and other intangible assets have the effect of increasing total book value while not increasing our tangible book value.

The following table reconciles, as of the dates set forth below, total stockholders’ equity to tangible common equity and presents our tangible book value per common share compared with our book value per common share:

	As of
	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019
	(Dollars in thousands, except per share data)
Tangible Common Equity
Total stockholders' equity	$1,203,376	$1,185,337	$1,163,749	$1,149,269	$1,190,797
Adjustments:
Goodwill	(370,840)	(370,840)	(370,840)	(370,840)	(370,840)
Core deposit intangibles	(57,758)	(60,209)	(62,661)	(65,112)	(67,563)
Tangible common equity	$774,778	$754,288	$730,248	$713,317	$752,394
Common shares outstanding	49,340	49,650	49,633	49,557	51,064

Book value per common share	$24.39	$23.87	$23.45	$23.19	$23.32
Tangible book value per common share	$15.70	$15.19	$14.71	$14.39	$14.73

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Tangible Common Equity to Tangible Assets. Tangible common equity to tangible assets is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) tangible common equity as total stockholders’ equity, less goodwill and core deposit intangibles, net of accumulated amortization; (b) tangible assets as total assets less goodwill and core deposit intangibles, net of accumulated amortization; and (c) tangible common equity to tangible assets as tangible common equity (as described in clause (a)) divided by tangible assets (as described in clause (b)). For tangible common equity to tangible assets, the most directly comparable financial measure calculated in accordance with GAAP is total stockholders’ equity to total assets.

We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period in common equity and total assets, in each case, exclusive of changes in core deposit intangibles. Goodwill and other intangible assets have the effect of increasing both total stockholders’ equity and assets while not increasing our tangible common equity or tangible assets.

The following table reconciles, as of the dates set forth below, total stockholders’ equity to tangible common equity and total assets to tangible assets and presents our tangible common equity to tangible assets:

	As of
	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019
	(Dollars in thousands)
Tangible Common Equity
Total stockholders' equity	$1,203,376	$1,185,337	$1,163,749	$1,149,269	$1,190,797
Adjustments:
Goodwill	(370,840)	(370,840)	(370,840)	(370,840)	(370,840)
Core deposit intangibles	(57,758)	(60,209)	(62,661)	(65,112)	(67,563)
Tangible common equity	$774,778	$754,288	$730,248	$713,317	$752,394
Tangible Assets
Total assets	$8,820,871	$8,702,375	$8,587,858	$8,531,624	$7,954,937
Adjustments:
Goodwill	(370,840)	(370,840)	(370,840)	(370,840)	(370,840)
Core deposit intangibles	(57,758)	(60,209)	(62,661)	(65,112)	(67,563)
Tangible Assets	$8,392,273	$8,271,326	$8,154,357	$8,095,672	$7,516,534
Tangible Common Equity to Tangible Assets	9.23%	9.12%	8.96%	8.81%	10.01%

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Return on Average Tangible Common Equity. Return on average tangible common equity is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) net income available for common stockholders adjusted for amortization of core deposit intangibles (which we refer to as “return”) as net income, plus amortization of core deposit intangibles, less tax benefit at the statutory rate; (b) average tangible common equity as total average stockholders’ equity less average goodwill and average core deposit intangibles, net of accumulated amortization; and (c) return (as described in clause (a)) divided by average tangible common equity (as described in clause (b)). For return on average tangible common equity, the most directly comparable financial measure calculated in accordance with GAAP is return on average equity.

We believe that this measure is important to many investors in the marketplace who are interested in the return on common equity, exclusive of the impact of core deposit intangibles. Goodwill and core deposit intangibles have the effect of increasing total stockholders’ equity while not increasing our tangible common equity. This measure is particularly relevant to acquisitive institutions that may have higher balances in goodwill and core deposit intangibles than non-acquisitive institutions.

The following table reconciles, as of the dates set forth below, average tangible common equity to average common equity and net income available for common stockholders adjusted for amortization of core deposit intangibles, net of taxes to net income and presents our return on average tangible common equity:

	For the Quarter Ended					For the Year Ended
	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Dec 31, 2020	Dec 31, 2019
	(Dollars in thousands)
Net income available for common stockholders adjusted for amortization of core deposit intangibles
Net income	$22,801	$22,920	$24,028	$4,134	$29,051	$73,883	$90,739
Adjustments:
Plus: Amortization of core deposit intangibles	2,451	2,451	2,451	2,451	2,451	9,804	9,830
Less: Tax benefit at the statutory rate	515	515	515	515	515	2,060	2,065
Net income available for common stockholders adjusted for amortization of core deposit intangibles	$24,737	$24,856	$25,964	$6,070	$30,987	$81,627	$98,504

Average Tangible Common Equity
Total average stockholders' equity	$1,196,274	$1,177,882	$1,155,798	$1,183,116	$1,197,191	$1,164,973	$1,198,873
Adjustments:
Average goodwill	(370,840)	(370,840)	(370,840)	(370,840)	(370,463)	(370,840)	(369,441)
Average core deposit intangibles	(59,010)	(61,666)	(64,151)	(66,439)	(68,913)	(62,803)	(72,692)
Average tangible common equity	$766,424	$745,376	$720,807	$745,837	$757,815	$731,330	$756,740
Return on Average Tangible Common Equity (Annualized)	12.84%	13.27%	14.49%	3.27%	16.22%	11.16%	13.02%

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Operating Earnings, Pre-tax, Pre-provision Operating Earnings and performance metrics calculated using Operating Earnings and Pre-tax, Pre-provision Operating Earnings, including Diluted Operating Earnings per Share, Operating Return on Average Assets, Pre-tax, Pre-Provision Operating Return on Average Assets, Operating Return on Average Tangible Common Equity and Operating Efficiency Ratio. Operating earnings, pre-tax, pre-provision operating earnings and the performance metrics calculated using these metrics, listed below, are non-GAAP measures used by management to evaluate the Company’s financial performance. We calculate (a) operating earnings as net income plus loss (gain) on sale of securities, net, plus loss on sale of disposed branch assets, plus debt extinguishment costs, plus merger and acquisition expenses, less tax impact of adjustments, plus other merger and acquisition tax items, plus re-measurement of deferred tax assets as a result of the reduction in the corporate income tax rate under the Tax Cuts and Jobs Act. We calculate (b) diluted operating earnings per share as operating earnings as described in clause (a) divided by weighted average diluted shares outstanding. We calculate (c) pre-tax, pre-provision operating earnings as operating earnings as described in clause (a) plus provision for income taxes, plus provision for credit losses and unfunded commitments. We calculate (d) pre-tax, pre-provision operating return on average assets as pre-tax, pre-provision operating earnings as described in clause (a) divided by total average assets. We calculate (e) operating return on average assets as operating earnings as described in clause (a) divided by total average assets. We calculate (f) operating return on average tangible common equity as operating earnings as described in clause (a), adjusted for the amortization of intangibles and tax benefit at the statutory rate, divided by total average tangible common equity (average stockholders’ equity less average goodwill and average core deposit intangibles, net of accumulated amortization). We calculate (g) operating efficiency ratio as non interest expense plus adjustments to operating non interest expense divided by non interest income plus adjustments to operating non interest income, plus net interest income.

We believe that these measures and the operating metrics calculated utilizing these measures are important to management and many investors in the marketplace who are interested in understanding the ongoing operating performance of the Company and provide meaningful comparisons to its peers.

The following tables reconcile, as of the dates set forth below, operating net income and pre-tax, pre-provision operating earnings and related metrics:

	For the Quarter Ended					For the Year Ended
	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Dec 31, 2020	Dec 31, 2019
	(Dollars in thousands)
Operating Earnings
Net income	$22,801	$22,920	$24,028	$4,134	$29,051	$73,883	$90,739
Plus: Loss (gain) on sale of securities available for sale, net	256	8	(2,879)	—	438	(2,615)	1,852
Plus: Loss on sale of disposed branch assets[1]	—	—	—	—	—	—	359
Plus: Debt extinguishment costs[2]	9,746	—	1,561	—	—	11,307	—
Plus: Merger and acquisition expenses	—	—	—	—	918	—	38,601
Operating pre-tax income	32,803	22,928	22,710	4,134	30,407	82,575	131,551
Less: Tax impact of adjustments	2,100	—	(277)	—	(23)	1,823	8,262
Plus: Other M&A tax items[3]	—	—	—	—	829	—	1,512
Plus: Nonrecurring tax adjustments[4]	(973)	—	(1,799)	—	(965)	(2,772)	(965)
Operating earnings	$29,730	$22,928	$21,188	$4,134	$30,294	$77,980	$123,836

Weighted average diluted shares outstanding	49,837	49,775	49,727	51,056	52,263	50,036	53,978
Diluted EPS	$0.46	$0.46	$0.48	$0.08	$0.56	$1.49	$1.68
Diluted operating EPS	$0.60	$0.46	$0.43	$0.08	$0.58	$1.56	$2.29
1 Loss on sale of disposed branch assets for the year ended December 31, 2019 is included in merger and acquisition expense in the condensed consolidated statements of income.
2 Debt extinguishment costs relate to prepayment penalties paid in connection with the early payoff of FHLB structured advances.
3 Other M&A tax items of $829 thousand recorded during the three months ended December 31, 2019 relate to permanent tax expense recognized by the Company as a result of deduction limitations on compensation paid to covered employees in excess of the 162(m) limitation directly due to change-in-control payments made to covered employees in connection with the Green acquisition.
4 A nonrecurring tax adjustment of $973 thousand recorded in the fourth quarter of 2020 was primarily due the reversal of acquired deferred tax liabilities resulting in a tax benefit of $1.2 million offset by tax expense of $281 thousand for the setup of an uncertain tax position liability relating to state tax exposure for tax years prior to the year ending December 31, 2020. A nonrecurring tax adjustment of $1,799 was recorded in the second quarter of 2020 as a result of the Company amending a prior year Green tax return to carry back a net operating loss ("NOL") incurred by Green on January 1, 2019. The Company was allowed to carry back this NOL as result of a provision in the CARES Act which permits NOLs generated in tax years 2018, 2019 or 2020 to be carried back five years. A nonrecurring tax adjustment of $965 thousand was recorded during the fourth quarter of 2019 primarily due to the Company recording a net tax benefit of $1.6 million as a result of the Company settling an audit with the IRS. The Company released an uncertain tax position reserve that was assumed in the Green acquisition resulting in a $2.2 million tax benefit, offset by tax expense totaling $598 thousand that were recorded due to the Tax Cuts and Jobs Act rate change on deferred tax assets resulting from the IRS audit settlement. The net IRS settlement was offset by various non-recurring tax expenses totaling $0.6 million.

	For the Quarter Ended					For the Year Ended
	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Dec 31, 2020	Dec 31, 2019
	(Dollars in thousands)
Pre-Tax, Pre-Provision Operating Earnings
Net Income	$22,801	$22,920	$24,028	$4,134	$29,051	$73,883	$90,739
Plus: Provision for income taxes	4,702	6,198	3,987	(684)	8,168	14,203	25,121
Pus: Provision for credit losses and unfunded commitments	902	10,139	18,971	35,657	3,493	65,669	21,514
Plus: Loss (gain) on sale of securities, net	256	8	(2,879)	—	438	(2,615)	1,852
Plus: Loss on sale of disposed branch assets[1]	—	—	—	—	—	—	359
Plus: Debt extinguishment costs	9,746	—	1,561	—	—	11,307	—
Plus: Merger and acquisition expenses	—	—	—	—	918	—	38,601
Net pre-tax, pre-provision operating earnings	$38,407	$39,265	$45,668	$39,107	$42,068	$162,447	$178,186

Total average assets	$8,750,141	$8,585,926	$8,689,774	$8,125,782	$8,043,505	$8,525,275	$7,957,883
Pre-tax, pre-provision operating return on average assets[2]	1.75%	1.82%	2.11%	1.94%	2.07%	1.91%	2.24%

Average Total Assets	$8,750,141	$8,585,926	$8,689,744	$8,125,782	$8,043,505	$8,525,275	$7,957,883
Return on average assets[2]	1.04%	1.06%	1.11%	0.20%	1.43%	0.87%	1.14%
Operating return on average assets[2]	1.35	1.06	0.98	0.20	1.49	0.91	1.56

Operating earnings adjusted for amortization of core deposit intangibles
Operating earnings	$29,730	$22,928	$21,188	$4,134	$30,294	$77,980	$123,836
Adjustments:
Plus: Amortization of core deposit intangibles	2,451	2,451	2,451	2,451	2,451	9,804	9,830
Less: Tax benefit at the statutory rate	515	515	515	515	515	2,060	2,065
Operating earnings adjusted for amortization of core deposit intangibles	$31,666	$24,864	$23,124	$6,070	$32,230	$85,724	$131,601

Average Tangible Common Equity
Total average stockholders' equity	$1,196,274	$1,177,882	$1,155,798	$1,183,116	$1,197,191	$1,164,973	$1,198,873
Adjustments:
Average goodwill	(370,840)	(370,840)	(370,840)	(370,840)	(370,463)	(370,840)	(369,441)
Average core deposit intangibles	(59,010)	(61,666)	(64,151)	(66,439)	(68,913)	(62,803)	(72,692)
Average tangible common equity	$766,424	$745,376	$720,807	$745,837	$757,815	$731,330	$756,740
Operating return on average tangible common equity[2]	16.44%	13.27%	12.90%	3.27%	16.87%	11.72%	17.39%

Efficiency ratio	62.52%	48.12%	46.02%	47.61%	47.12%	50.90%	56.41%
Operating efficiency ratio	49.49%	48.11%	45.74%	47.61%	45.67%	47.69%	43.80%
1 Loss on sale of disposed branch assets for the year ended December 31, 2019 is included in merger and acquisition expense in the condensed consolidated statements of income.
2 Annualized ratio for quarterly metrics.